Exhibit 99.1

Schedule A
Consolidated Obligation Bonds Committed to be Issued by the Federal Home Loan Bank of Dallas

							Rate Type/
							Rate
		Settlement	Maturity	Next			Sub-Type		Initial
Trade Date	CUSIP	Date	Date	Pay Date	Call Type (1)	Call Style (2)	(3)(4)	Next Call Date	Coupon Rate	Par Amount
9/16/2009	3133XUY31	10/7/2009	10/7/2011	4/7/2010	Optional Principal Redemption	American	Fixed/ Constant	10/7/2010	1.250%	$25,000,000
9/16/2009	3133XUY49	10/9/2009	10/9/2012	4/9/2010	Optional Principal Redemption	American	Fixed/ Constant	4/9/2010	2.050%	$50,000,000
9/16/2009	3133XUY56	10/9/2009	10/9/2013	4/9/2010	Optional Principal Redemption	American	Fixed/ Constant	4/9/2010	2.700%	$50,000,000
9/17/2009	3133XUK93	9/21/2009	9/14/2012	3/14/2010	Non- Callable	N/A	Fixed/ Constant	N/A	2.000%	$50,000,000
9/17/2009	3133XUZ48	10/9/2009	4/9/2012	4/9/2010	Optional Principal Redemption	American	Fixed/ Constant	4/9/2010	1.750%	$50,000,000
9/18/2009	3133XV2B6	9/25/2009	6/25/2012	3/25/2010	Non- Callable	N/A	Fixed/ Constant	N/A	1.710%	$100,000,000
9/18/2009	3133XUZC0	10/2/2009	10/29/2010	10/29/2009	Non- Callable	N/A	Fixed/ Constant	N/A	0.500%	$100,000,000
9/18/2009	3133XUZM8	9/28/2009	9/28/2012	12/28/2009	Optional Principal Redemption	European	Conversion/ Single Index Floater	9/28/2010	**	$150,000,000
9/21/2009	3133XV2J9	9/25/2009	10/25/2010	10/25/2010	Non- Callable	N/A	Fixed/ Constant	N/A	0.480%	$365,000,000
9/21/2009	3133XUK93	9/23/2009	9/14/2012	3/14/2010	Non- Callable	N/A	Fixed/ Constant	N/A	2.000%	$50,000,000

** 3-month LIBOR plus 37.5 basis points

(1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.
Scheduled Amortizing bonds repay principal based upon a predetermined amortization schedule, in accordance with the terms of the bond.

(2)    Call Style Description:

American - redeemable continuously on and after the first redemption date and until maturity.
Bermudan - redeemable on specified recurring dates on and after the first redemption date until maturity.
European - redeemable on a specific date only.
Canary - redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable or from variable to fixed on a predetermined date, according to the terms of the bond; in some cases, the variable coupon may be subject to an interest rate cap.
Fixed bonds pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.
Variable bonds pay interest at rates that reset periodically over the life of the bond based upon an index such as 1-month or 3-month LIBOR or the daily Federal Funds rate, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds pay interest at constant fixed rates over the life of the bond, according to the terms of the bond.
Step-Down bonds pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up bonds pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Step-Up/Step-Down bonds pay interest at increasing fixed rates and then at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.
Capped Floater bonds pay interest at variable rates subject to an interest rate ceiling, according to the terms of the bond.
Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.